Exhibit 10.4

PARTICIPATION AGREEMENT
[REDACTED]

This Participation Agreement (“Agreement”) is entered into and made effective the 1st day of August, 2008 (“Effective Date”) by and among LLOG Exploration Offshore, Inc. (“LLOG”), whose mailing address is 11700 Old Katy Road, Suite 295, Houston, Texas 77079, Mariner Energy, Inc. (“MEI”), whose mailing address is 2000 W. Sam Houston Parkway South, Suite 2000, Houston, Texas 77042-3622, Ridgewood Energy Corporation (“Ridgewood”), whose mailing addresses of 11700 Katy Freeway, Suite 280, Houston, Texas 77079, and Stone Energy Corporation (“Stone”), whose mailing address is 625 East Kaliste Saloom Road, Lafayette, Louisiana 70508, with LLOG, MEI, Ridgewood and Stone being herein referred to collectively as “Parties” and individually as a “Party”.

WITNESSETH

WHEREAS, [REDACTED] are the record title interest owners of OCS Oil and Gas lease bearing [REDACTED], acquired at OCS Lease Sale [REDACTED], having an effective date of March 1, 2008 (“[REDACTED”), such lease hereinafter referred to as the “Lease”; and

WHEREAS, [REDACTED] are the record title interest owners of OCS Oil and Gas Lease bearing [REDACTED], acquired at OCS Lease Sale [REDACTED], having an effective date of December 1, 2002 (“[REDACTED”), such lease hereinafter referred to as the “[REDACTED Lease”; and

WHEREAS, pursuant to that certain letter dated July 8, 2008 (the “Offer Letter”), from Ridgewood and conditionally accepted by LLOG on July 11, 2008, LLOG and Ridgewood agreed to certain of the terms and conditions under which Ridgewood may participate in the Lease and [REDACTED] Lease, and the initial exploratory well to be drilled into [REDACTED]; and

WHEREAS, MEI and LLOG have agreed that the interest in [REDACTED] being acquired by Ridgewood will be made up of a 5.0% interest from MEI and a 20.0% interest from LLOG; and

WHEREAS, Stone desires to participate for an undivided 10% interest in the Lease and the [REDACTED] Lease, as well as the IEW (as hereinafter defined), and for which MEI and LLOG have agreed that the interest to be acquired by Stone in [REDACTED] shall be made up of a 5.0% interest from MEI and a 5.0% interest from LLOG.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, together with the mutual covenants, conditions, and obligations contained herein, LLOG, MEI, Ridgewood and Stone agree to the following terms and conditions:

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ARTICLE I
DEFINITIONS

Capitalized terms used in this Agreement and not defined in Articles 1.1 through 1.11 below, shall have the meanings ascribed to them elsewhere in this Agreement or in the Exhibits attached hereto.

1.1      AFE: shall mean the combination of the Authorization for Expenditures for the IEW, a copy of which are attached hereto as Exhibit “A-1” and Exhibit “A-2”.

1.2      Casing Point: shall mean that point in time when the IEW or its Substitute Well(s) has been drilled to Objective Depth and the partner approved open hole logs and tests have been conducted as planned pursuant to the AFE and Well Plan, and a proposal for a subsequent operation in the IEW has been tendered to all Parties in the IEW;.

1.3      Contract Area: shall [REDACTED] Offshore Louisiana.

1.4      Cumulative Cost Point: shall mean the point in time at which the aggregate cumulative actual cost incurred after the Effective Date with respect to the preparation for, drilling, logging and testing, the IEW, and Substitute Well(s), if any, has reached $41,010,503.00.

1.5      Initial Exploratory Well or IEW: shall mean [REDACTED] Well to be drilled to the Objective Depth at the location within the Contract Area specified in Article 3.1.

1.6      Objective Depth: shall mean 17,370 feet measured depth, 15,100 feet true vertical depth, or to a depth sufficient to test the 12,800’ sands and the 14,800’ sands, whichever is the shallower.

1.7      Operating Agreement: shall mean the [REDACTED] Operating Agreement a copy of which is attached hereto as Exhibit “B” between MEI, as operator, and LLOG, as non-operator, dated effective March 1, 2008, to be ratified by Ridgewood and Stone as a non-operators effective as of the Effective Date.

1.8      Promote End Date: shall mean either Casing Point or the Cumulative Cost Point, whichever occurs first.

1.9      Well Plan: shall mean the Well Plan for the IEW comprised of Exhibits “A-3”, “A-4” and “A-5” attached hereto.

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Article II
EXHIBITS

The following Exhibits are attached hereto and made a part of this Agreement:

Exhibit “A-1”	Authority for Expenditure (Drilling AFE)
Exhibit “A-2”	Authority for Expenditure (Tubular AFE)
Exhibit “A-3”	Well Schematic for [REDACTED] #1 Well
Exhibit “A-4”	Directional Survey for [REDACTED] #1 Well
Exhibit “A-5”	Days v. Depth Chart for [REDACTED] #1 Well
Exhibit “B”	Operating Agreement
Exhibit “C-1”	Geologic and Data Information Requirements of Ridgewood
Exhibit “C-2”	Geologic and Data Information Requirements of Stone
Exhibit “D-1”	Form of Assignment of Record Title Interest
Exhibit “D-2”	Form of Assignment of Operating Rights
Exhibit “E”	Overriding Royalty Interest Burdens

Article III
IEW Participation

          3.1      On or before December 31, 2008 (the “Obligation Date”), MEI as operator under the Operating Agreement, shall (i) commence or cause to be commenced the drilling of the IEW at a location that is [REDACTED] and (ii) subject to Article 3.2, drill the IEW to the Objective Depth in accordance with the AFE and Well Plan. Ridgewood and Stone, having reviewed the Well Plan and AFE with all particulars (i.e. casing program, mud system, logging/evaluation program, and TD criteria), hereby acknowledge their agreement with the IEW well design, including but not limited to, well location (surface and bottom-hole) and the projected penetration point into the objective interval and do hereby approve such Well Plan and AFE for the IEW. In the event operations aren’t commenced on or before the Obligation Date, then Ridgewood and/or Stone may terminate its respective participation in the IEW and this Agreement by notifying MEI and LLOG in writing within ten (days) of the termination of the Obligation Date. In the event Ridgewood or Stone elect to terminate its participation, such party will re-assign its interest previously assigned and MEI and LLOG will promptly reimburse the assigning party for all sums previously paid by such party pursuant to Article 5.1.

          Ridgewood commits to participate with a 25.00% working interest in the IEW (and any Substitute Well in which Ridgewood participates) and Contract Area and agrees to bear and pay 33.3333% of the costs and expenses of the IEW (and any Substitute Well in which Ridgewood participates) incurred prior to the Promote End Date. Stone commits to participate with a 10.00% working interest in the IEW (and any Substitute Well in which Stone participates) and Contract Area and agrees to bear and pay 13.3333% of the costs and expenses of the IEW (and any Substitute Well in which Stone participates) incurred prior to the Promote End Date. MEI will pay 36.6667% and LLOG will pay 16.6667% of the costs and expenses of the IEW (and any Substitute Well in which Ridgewood and Stone participate) incurred prior to the Promote End Date.

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After the Promote End Date, and subject to election rights under the Operating Agreement, Ridgewood’s cost bearing percentage (and ownership percentage) shall be 25.00% of all subsequent costs incurred in the IEW or any Substitute Well, and all subsequent operations on the Contract Area as to which Ridgewood is a participating party under the Operating Agreement. After the Promote End Date, and subject to election rights under the Operating Agreement, Stone’s cost bearing percentage (and ownership percentage) shall be 10.00% of all subsequent costs incurred in the IEW or any Substitute Well, and all subsequent operations on the Contract Area as to which Stone is a participating party under the Operating Agreement. After the Promote End Date, and subject to election rights under the Operating Agreement, MEI’s and LLOG’s cost bearing percentages (and ownership percentages) shall be 40% and 25%, respectively.

          3.2      In the event in the drilling of the IEW (or any Substitute Well) there should be encountered rock salt, heaving shale, excessive water flow, excessive pressure, igneous or other impenetrable formation or conditions which would render impracticable and preclude drilling the IEW (or any Substitute Well) to the Objective Depth, then and in such event any party to the Operating Agreement described in Article IV below may propose within ninety (90) days following rig release for such well the drilling of a substitute well (“Substitute Well”) provided same is drilled to the same objective zone or zones as the IEW. If the Promote End Date has not occurred, a Substitute Well is proposed under the Operating Agreement and Ridgewood and / or Stone are participating parties, this Participation Agreement shall remain in full force and effect as though the Substitute Well was the IEW, as to the participating parties; provided all costs with respect to the IEW and any Substitute Well will be added together to calculate the Cumulative Cost Point for purposes of determining when Ridgewood’s and Stone’s cost-bearing interests reduce as provided in Article 3.1. If the Promote End Date has not occurred, and a.) the IEW has not reached Objective Depth and b.) a Substitute Well is proposed, approved, timely commenced under the Operating Agreement and Ridgewood and/or Stone are not a participating party(ies), this Participation Agreement shall terminate as to such non-participating party(ies), subject however to the provisions of Article VIII, and such non-participating party(ies) shall reassign to MEI and LLOG any interests previously assigned to such non-participating party(ies) pursuant to Article 5.2. Notwithstanding the above, if the Promote End Date has not occurred, and a.) the IEW has not reached Objective Depth and b.) a Substitute Well is proposed, approved, timely commenced under the Operating Agreement and Ridgewood and/or Stone are not a participating party(ies), such non-participating party(ies) shall have the option to tender to Mariner and LLOG a cash payment equal to such party’s proportionate share (for Ridgewood 33.3333% and for Stone 13.3333%) of the difference between cumulative costs incurred in the IEW and $41,010,503.00, and such payment shall entitle such non-participating party to retain operating rights from the surface to 100’ below the stratigraphic equivalent of the deepest producible interval encountered in the IEW in which it was a participating party. The provisions of this Article 3.2 shall apply to each successive Substitute Well, if any.

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Article IV
Operating Agreement

          4.1      All operations on the Contract Area shall be governed by the Operating Agreement attached hereto as Exhibit “B,” and by its signing of this Agreement, each of Ridgewood and Stone do hereby ratify and confirm the Operating Agreement effective as of the Effective Date. The Parties to the Operating Agreement may, by agreement amongst them, amend the Operating Agreement from time to time. The Parties agree that all provisions of the Operating Agreement shall apply to all operations conducted after the Effective Date within the Contract Area, except as otherwise provided in this Agreement. Should any conflict or inconsistency exist between the Operating Agreement and this Agreement as to the matters addressed herein, or in the event this Agreement addresses matters not included in the Operating Agreement, this Agreement shall prevail.

          4.2      MEI shall provide Ridgewood and Stone with any and all raw well data and information obtained and/or results of analyses performed through the conduct of the drilling and completion of any wells by MEI on the Contract Area in which Ridgewood and Stone are participants, as further provided for in Exhibits “C-1” and “C-2”, and any additional data and/or information which Ridgewood and Stone may be entitled to receive pursuant to the terms of the Operating Agreement. All data delivered to Ridgewood and Stone as provided in this Article 4.2 shall be delivered to Ridgewood and Stone pursuant to the Operating Agreement.

Article V
Reimbursement of Sunk Land Costs, Assignment of Leases and AMI

          5.1      Within five (5) business days of Ridgewood’s execution of this Participation Agreement, Ridgewood agrees to pay MEI $352,736.00 and LLOG $1,401,933.00, which represents twenty percent (25%) of the Lease bonus, rental and geological and geophysical costs incurred by MEI and LLOG prior to the Effective Date. Within five (5) business days of Stone’s execution of this Participation Agreement, Stone agrees to pay MEI $352,736.00 and LLOG $352,736.00, which represents ten percent (10%) of the Lease bonus, rental and geological and geophysical costs incurred by MEI and LLOG prior to the Effective Date.

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          5.2      Within ten (10) business days of the receipt by MEI and LLOG of Ridgewood’s and Stone’s payment as set forth in Article 5.1 above, (i) MEI and LLOG shall execute and deliver or cause to be executed and delivered to Ridgewood an assignment of an undivided twenty-five percent (25%) record title interest in the Lease (consisting of a 5% interest from MEI and a 20% interest from LLOG) and to Stone an assignment of an undivided ten percent (10%) record title interest in the Lease (consisting of a 5% interest from MEI and a 5% interest from LLOG), and (ii) LLOG shall execute and deliver to MEI, Ridgewood and Stone (to each in the undivided interest set forth below) a term assignment of operating rights in the [REDACTED] Lease [REDACTED] covering the [REDACTED], limited to depths and zones 100’ below the base of LLOG’s current production in [REDACTED], or 6,000’ SS TVD, whichever is the deeper. The term assignment of operating rights in the [REDACTED] Lease shall contain a reassignment obligation in favor of LLOG in the event a producible well is not drilled on the [REDACTED] Lease prior to December 1, 2016. As a result of the assignments delivered pursuant to this Agreement, the ownership of the Lease and [REDACTED] Lease shall be as follows:

Lease Ownership
MEI	40%
LLOG	25%
Ridgewood	25%
Stone	10%

[REDCTED] Lease Ownership
MEI	38.00%
LLOG	23.75%
Ridgewood	23.75%
Stone	9.50%
Andromeda	5.00%

          The form of assignments shall be similar to the form of assignments attached hereto as Exhibit “D-1” and “D-2”. Ridgewood and Stone shall each bear its proportionate share of the Lessor’s royalty and its proportionate share of an aggregate 2.0% of 6/6ths overriding royalty interest burdening each of the Lease and the [REDACTED] Lease, with such Lessor’s royalty and overriding royalty interest burdens being more fully reflected on Exhibit “E” attached hereto.

          5.3      Any assignment(s) delivered by MEI and LLOG pursuant to this Agreement shall be delivered without warranty of title, whether express or implied, except as to persons lawfully claiming by, through or under MEI and LLOG, respectively, as the case may be, but not otherwise, and shall be free and clear of all burdens or other encumbrances on the leasehold, except for a proportionate share of the lessor’s royalty and the overriding royalty interest burdens and those existing or reserved burdens as expressly set forth herein on Exhibit “E”. Further, any such assignment(s) delivered pursuant to this Agreement shall be subject to the terms of this Agreement and the Operating Agreement.

          5.4      The assignment(s) executed pursuant to this Agreement require approval by the Minerals Management Service (“MMS”). The assignee under any assignment(s) executed pursuant to this Agreement shall promptly (i) file of record any assignment in the appropriate governmental records and (ii) file for approval with the MMS (or other applicable governmental agencies) all assignment documents for the assigned interest. Should approval of the MMS (or any other similar governmental agency having jurisdiction) be denied, the Party receiving notice of such denial agrees to provide the other Party with written notice of such occurrence, along with a copy of all associated written communications, and the Parties agree to develop a revised form of assignment in an effort to meet the MMS’ or other appropriate agency’s requirements for approval. In the alternative, each Party shall execute and deliver, or cause to be executed and delivered, such other documents and take such other actions as a Party may reasonably request in an effort to comply with any such approval requirements. Ridgewood and Stone shall each execute the necessary “Designation of Operator” form (MMS Form 1123) designating MEI as the operator of the Lease and as designated applicant for oil spill financial responsibility for the Lease, along with any other documents required to allow MEI to serve as operator of the Lease. MEI, Ridgewood and Stone shall each execute the necessary “Designation of Operator” form (MMS Form 1123) designating LLOG as the operator of the [REDACTED] Lease and as the designated applicant for oil spill financial responsibility for the [REDACTED] Lease, along with any other documents required to allow LLOG to serve as operator of the [REDACTED] Lease.

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          5.5      Any Party’s rights and obligations hereunder may be assigned to a willing and financially and otherwise able party subject to the terms and conditions hereof and of the Operating Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, representatives and permitted assigns and shall constitute a covenant running with each of the leases comprising the Contract Area.

          5.6      Should any Party, individually or jointly with others (the “Acquiring Party”), acquire an interest in the [REDACTED] (the “AMI”), then the Acquiring Party shall, within thirty (30) days following the execution of a definitive agreement, give written notice thereof to the other Parties, which notice shall include a full description of the particulars of the acquisition, including the nature, amount and proportion of the interest involved, and the cost, terms and conditions upon which it was acquired or is proposed to be acquired. The other Parties shall then have the right and option, but not the obligation, for a period of thirty (30) days from the receipt of such notice, to elect to acquire its prorata share (based on ownership in the Lease) of such acquired interest by giving written notice to the Acquiring Party of its election to participate in the acquisition. Such prorata share shall be equal to each Party’s Lease interest set forth in paragraph 5.2. above, multiplied by the interest acquired by the Acquiring Party. During the 30-day notice period, the Acquiring Party shall, upon request, furnish copies to the other Parties or make available for inspection, at the other Parties’ expense, all leases, assignments, contracts, and other documents pertaining to the acquired interest(s) involved that are in the Acquiring Party’s possession or subject to its control. Promptly upon receipt of the written notice from a Party indicating its election to participate, the Acquiring Party shall execute and deliver an assignment conveying to that Party, without express or implied warranty of title, the appropriate undivided share of the Acquiring Party’s right, title and interest in and to the acquired interest involved, subject to that Party paying or reimbursing the Acquiring Party for such Party’s share of actual consideration paid or agreed to be paid for such acquisition and agreeing to promptly discharge such Party’s share of all obligations incurred as consideration for such acquisition. A Party’s failure to make such election within the aforesaid 30-day period shall conclusively constitute a waiver by the Party of its right to receive a share of the acquired interest.

          Any acquired interest which becomes owned by all Parties pursuant to this AMI shall be committed to the operating agreement to which the acquired interest is subject to, or if none, then an operating agreement in the form of the [REDACTED] Operating Agreement, naming MEI as Operator provided MEI is then the Operator of the [REDACTED] and owns an interest in the [REDACTED]. This AMI and the rights and obligations for each Party set forth herein shall expire on the earlier of: a) one year from rig release from the IEW (or Substitute Well therefor) if the IEW is completed as a dry hole or December 31, 2010, and, notwithstanding any other provisions in this Agreement to the contrary, this Article 5.6 shall not terminate until December 31, 2010 and shall survive any prior termination of this Agreement.

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ARTICLE VI
APPLICABLE LAW

          6.1      THIS AGREEMENT AND ALL OPERATIONS CONDUCTED HEREUNDER BY THE PARTIES SHALL BE SUBJECT TO ALL VALID APPLICABLE LAWS, RULES, REGULATIONS AND ORDERS, INCLUDING ALL FEDERAL LAWS, RULES, REGULATIONS AND ORDERS (“FEDERAL LAW”). SOLELY TO THE EXTENT REQUIRED BY FEDERAL LAW, THE LAWS OF THE STATE ADJACENT TO THE CONTRACT AREA SHALL APPLY. THIS AGREEMENT SHALL OTHERWISE BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, EXCLUSIVE OF ANY PROVISIONS THAT WOULD DIRECT THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

ARTICLE VII
NOTICES

          7.1      Any notices, communications, or documents that either of the Parties desire to give to the other Party or that may be required to be delivered to the other Party pursuant to this Agreement shall be in writing and sent via telecopy, via electronic mail, delivered in person or sent certified mail, postage prepaid, return receipt requested, addressed to the Parties at the following respective addresses stated for each:

Mariner Energy, Inc.
2000 W. Sam Houston Parkway South, Suite 2000
Houston, Texas 77042-3622
Attention:	John Davis
Telephone:	(713) 954-5525
Facsimile:	(713) 954-5570
Email:	jdavis@mariner-energy.com

LLOG Exploration Offshore, Inc.
11700 Katy Freeway, Suite 295
Houston, Texas 77079
Attention:	Michael Altobelli
Telephone:	(281) 752-1105
Facsimile:	(281) 296-0219
Email:	mikea@llog.com

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Ridgewood Energy Corporation
11700 Katy Freeway, Suite 280
Houston, Texas 77079
Attention:	W. Greg Tabor
Telephone:	(281) 293-8449
Facsimile:	(281) 293-7705
Email:	gtabor@ridgewoodenergy.com

Stone Energy Corporation
625 East Kaliste Saloom Road
Lafayette, Louisiana 70505
Attention:	Mike Deville
Telephone:	(337) 521-2184
Facsimile:	(337) 237-0996
Email:	devillemd@stoneenergy.com

Except as noted below, notice shall be effective when received (whether or not read). For purposes hereof, if facsimile or personal delivery is not possible, refusal by any Party hereto to accept correspondence sent by certified mail or two (2) unsuccessful attempts by the U.S. Postal Service to serve any communication sent by certified mail shall be deemed receipt of such correspondence. Any notice delivered on Saturday, Sunday, a legal holiday or after 4:15 p.m. on any other day, in the office of the recipient, shall be deemed to have been delivered on the business day next following the date of actual receipt. Either Party may change its address for notices by written notice to the other of them in accordance with this Article.

ARTICLE VIII
TERM

          8.1      Other than Article 5.6, which shall expire on December 31, 2010 as more fully set forth therein, the term of this Agreement shall terminate upon the earlier of: (i) ninety (90) days after the date or rig release from the IEW or, if there is any Substitute Well(s), then ninety (90) days after the date of rig release from the last Substitute Well (subject, however, to the provisions of Article 3.2 of this Agreement which may result in the earlier termination of this Agreement in the event of a Substitute Well(s)), or (ii) by the mutual agreement of the Parties, or (iii) the occurrence of the events set forth in the last sentence of Article 3.2, whichever event occurs first. Upon termination of this Agreement, any and all future operations to be conducted on the Lease or on the [REDACTED] Lease for the joint benefit of the Parties shall be conducted under the Operating Agreement. Termination of this Agreement shall not relieve any Party from any obligations hereunder accruing or accrued prior to the date of termination, nor deprive any Party of any right or remedy otherwise available to such Party. Furthermore, upon termination of this Agreement, the provisions of Articles 6.1 and 7.1 and the provisions of Article X shall survive such termination.

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ARTICLE IX
RENTALS

          9.1      Rental payments during the term of this Agreement shall be handled in accordance with the terms of the Operating Agreement.

ARTICLE X
MISCELLANEOUS PROVISIONS

          10.1    This Agreement together with the instruments referred to herein and the Exhibits attached hereto, embody the entire agreement between the Parties with regard to the subject matter hereof, and supersede all other prior agreements, arrangements, understandings, negotiations and discussions, whether oral or written between the Parties relating to the subject matter hereof, including without limitation, the Offer Letter, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement or in subsequent documents delivered pursuant thereto. Notwithstanding the foregoing, this Agreement shall not supersede any existing agreement between MEI and LLOG. This Agreement may be supplemented, altered, amended, modified or revoked only in writing, signed by all Parties hereto.

          10.2    Except for the definition headings contained in Article 1, all of the captions, numbering sequences and paragraph headings used in this Agreement are inserted for convenience only and shall in no way define, limit or describe the scope or intent of this Agreement or any part thereof, nor shall they have any legal effect other than to aid in a reasonable interpretation of this Agreement.

          10.3    Each Party has had the benefit of independent representation with respect to the subject matter of this Agreement. This Agreement, though drawn by one Party, shall be considered for all purposes as prepared through the joint efforts of the Parties, and shall not be construed against one Party or the other as a result of the preparation, submittal or other events of negotiation, drafting or execution hereof.

          10.4    Each of the Exhibits attached to this Agreement are incorporated into this Agreement by reference as fully as if the text of each Exhibit were set forth within the body of this Agreement.

          10.5    In the event of any conflicts or inconsistencies between the provisions of this Agreement and any other agreement, including any agreement referenced herein to be executed by the Parties hereafter, the provisions of this Agreement shall control to the extent of such conflict, unless the Parties otherwise expressly so provide.

          10.6    The Parties agree that prior to making any public announcement or statement with respect to the transactions or operations contemplated by this Agreement, the Party desiring to make such public announcement shall obtain the prior written approval of the other Party to the text of such announcement or statement, which approval shall not be unreasonably withheld or delayed. Nothing contained in this Article 10.6 shall be construed to require any Party to obtain approval to disclose information to any State or Federal governmental authority or agency, to the extent required by applicable law or by any applicable rules, regulations or orders of any governmental authority or agency having jurisdiction, or as necessary to comply with any disclosure requirements of applicable securities laws or any applicable stock exchanges, or if otherwise permitted under the terms of the Operating Agreement.

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          10.7    This Agreement may be executed by signing the original or a counterpart hereof. If this Agreement is executed in multiple counterparts, each counterpart shall be deemed an original and all of which when taken together shall constitute but one and the same Agreement with the same effect as if all Parties had signed the same instrument. This Agreement may also be ratified by separate instrument referring to this Agreement and adopting by reference all the provisions of this Agreement. A ratification shall have the same effect as an execution of the original Agreement.

          10.8    Disputes arising under this Agreement shall be resolved in accordance with the dispute resolution provisions of the Operating Agreement.

          10.9    If any provision of this Agreement is for any reason held to violate any applicable law, governmental rule or regulation, or if the provision is held to be unenforceable or unconscionable, then such provision shall be deemed null and void; but the invalidity of that specific provision shall not be held to invalidate the remaining provisions of this Agreement. All other provisions in the entirety of this Agreement (including all Exhibits) shall remain in full force and effect unless the removal of the invalid provision destroys the legitimate purposes of this Agreement, in which event this Agreement shall be canceled and terminated. In the event any provision of this Agreement is or shall become unenforceable because of changes in applicable laws, or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected. If those circumstances should arise, the Parties shall negotiate in good faith the required modifications to this Agreement to place themselves in the same position (insofar as possible), as they would have been in but for the change in applicable laws or interpretations thereof. If they cannot agree, the matter shall be resolved in accordance with the dispute resolution provisions of the Operating Agreement.

          10.10  This Agreement does not benefit or create any rights in any person or entity not a party to this Agreement. Further, each Party represents that upon execution of this Agreement it has secured all necessary management approvals or other corporate approvals necessary to make this Agreement a fully binding contract.

          10.11  It is not the purpose or intention of this Agreement to create, and this Agreement will never be construed as creating, a joint venture, mining partnership or other relationship whereby any Party will be held liable for the acts, either of omission or commission, of any other Party, and the liabilities of each of the Parties hereto shall be several and not joint or collective. However, solely for federal tax purposes, if the Parties intend and agree for this Agreement to constitute a partnership, then the Parties will make a separate written election, under the authority of Section 761(a) of the Internal Revenue Code of 1986, not to be excluded from the provisions of Subchapter K of Chapter I of Subtitle A of said Internal Revenue Code of 1986.

          10.12  No waiver by either Party of any default by the other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner a release of the other Party from, performance of any other provision, condition or requirement herein, nor deemed to be a waiver of, or in any manner a release of the other Party from, future performance of the same provision, condition or requirement; nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter.

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EXECUTED as of the dates shown below, but effective for all purposes as of the Effective Date.

Mariner Energy, Inc.

By:

Name:	Mike C. van den Bold
Title:	Senior Vice President & Chief Exploration Officer

Date:	____________, 2008

LLOG Exploration Offshore, Inc.

By:

Name:	Michael Altobelli
Title:	Land Manager – GOM Deepwater

Date:	____________, 2008

Ridgewood Energy Corporation

By:

Name:	W. Greg Tabor
Title:	Executive Vice President

Date:	______________, 2008

Stone Energy Corporation

By:

Name:

Title:

Date:	______________, 2008

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Exhibit “A-1”
Attached to and made a part of that certain Participation Agreement effective
August 1, 2008 by and among LLOG Exploration Offshore, Inc.,
Mariner Energy, Inc., Ridgewood Energy Corporation and Stone Energy Corporation.
[REDACTED]

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Exhibit “A-2”
Attached to and made a part of that certain Participation Agreement effective
August 1, 2008 by and among LLOG Exploration Offshore, Inc.,
Mariner Energy, Inc., Ridgewood Energy Corporation and Stone Energy Corporation.
[REDACTED]

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Exhibit “A-3”
Attached to and made a part of that certain Participation Agreement effective
August 1, 2008 by and among LLOG Exploration Offshore, Inc.,
Mariner Energy, Inc., Ridgewood Energy Corporation and Stone Energy Corporation.
[REDACTED]

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Exhibit “A-4”
Attached to and made a part of that certain Participation Agreement effective
August 1, 2008 by and among LLOG Exploration Offshore, Inc.,
Mariner Energy, Inc., Ridgewood Energy Corporation and Stone Energy Corporation.
[REDACTED]

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Exhibit “A-5”
Attached to and made a part of that certain Participation Agreement effective
August 1, 2008 by and among LLOG Exploration Offshore, Inc.,
Mariner Energy, Inc., Ridgewood Energy Corporation and Stone Energy Corporation.
[REDACTED]

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Exhibit “B”
Attached to and made a part of that certain Participation Agreement effective
August 1, 2008 by and among LLOG Exploration Offshore, Inc.,
Mariner Energy, Inc., Ridgewood Energy Corporation and Stone Energy Corporation.

OPERATING AGREEMENT

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Exhibit “C-1”
Attached to and made a part of that certain Participation Agreement effective
August 1, 2008 by and among LLOG Exploration Offshore, Inc.,
Mariner Energy, Inc., Ridgewood Energy Corporation and Stone Energy Corporation.

RIDGEWOOD ENERGY CORPORATION
WELL INFORMATION REQUIREMENTS
[REDACTED]
Offshore Louisiana

PRIOR TO SPUDDING	NUMBER OF COPIES

Application for Permit to Drill	1
Location/Survey Plat	1
All regulatory data & correspondence such as POE, etc. filed with State and Federal Agencies	1

DURING DRILLING OF WELL:

Daily Drilling Reports by 7:00 a.m. to:	Donna Ermis
E-mail: dermis@ridgewoodenergy.com
Phone: 281-293-9464

(note: requested reports sent directly from rig)	Ken Webb
E-mail: kwebb@ridgewoodenergy.com
Phone: 281-293-8375

Harvey Dupuy
Email: hdupuy@ridgewoodenergy.com
Phone: 281-293-0405

Carl Taylor
Email: ctaylor@ridgewoodenergy.com
Phone: 281-598-5921

Mud, Wireline, and LWD Logs:	Please send daily via E-mail to:
kwebb@ridgewoodenergy.com
dermis@ridgewoodenergy.com
hdupuy@ridgewoodenergy.com
ctaylor@ridgewoodenergy.com

After hours and weekends, please notify Carl Taylor or Harvey Dupuy of email or data drop.
Mobil Phone = Carl Taylor: 713-301-4605 or Harvey Dupuy: 713/261-7907

Also provide a casing detail report on each string run, and any spill or accident reports associated with this operation.

If any online websites are used to transfer data (Schlumberger Interact, Pathfinder, etc.) make sure Ken Webb, Carl Taylor and Harvey Dupuy are provided access

Surge Prospect Participation Agreement	19

DURING COMPLETION:	NUMBER OF COPIES

Completion Program	2

WITHIN TEN (10) DAYS AFTER DRILLING:

Typed Composite Detailed Daily Report	2
Final Composite Log Prints	3
Final Composite Log CD	1
Final Mug Log Prints and Show Report + 1 CD	2
Drill Stem Test Charts	2
Oil, Gas & Water Analysis	2
Core Analysis Report + 1 CD	2
Final Directional + 1 CD	2
Temperature, Caliper and/or other Well Surveys	2
All Government Reports (completion or P&A report)	2
Final Velocity Survey or Geophysical surveys Report + 1 Digital copy	2
Final Report of Paleo + 1 CD	2

PLEASE MAIL ABOVE WELL DATA TO:
Ridgewood Energy Corporation
11,700 Katy Freeway., Ste 280
Houston, Texas 77079
Attention: Carl Taylor

The following Ridgewood representative should be contacted in sufficient time to witness all logging and testing operations:

Primary:	Alternate:
Carl Taylor	Harvey Dupuy
Ridgewood Energy Corporation	Ridgewood Energy Corporation
11,700 Katy Freeway., Ste 280	11700 Katy Freeway, Ste 280
Houston, Texas 77079	Houston, Texas 77079
Phone: (Mobil): 713-301-4605	Phone: (Mobil) 713/261-7907

Surge Prospect Participation Agreement	20

Exhibit “C-2”
Attached to and made a part of that certain Participation Agreement effective
August 1, 2008 by and among LLOG Exploration Offshore, Inc.,
Mariner Energy, Inc., Ridgewood Energy Corporation and Stone Energy Corporation.

STONE ENERGY CORPORATION
625 E. Kaliste Saloom Road (70508) - P.O. Box 52807
Lafayette, Louisiana 70505

GEOLOGICAL REQUIREMENTS
[REDACTED]

1)	NOTIFICATION OF WELL PROGRESS

	a.	Please e-mail daily drilling/completion reports to Sheri Bienvenue at BienvenueSL@StoneEnergy.com or by fax at (337)233-2276 by 8:00 AM.

	b.	Please e-mail daily logs in PDF format to addresses listed below in #6.

2)	ACCESS AND NOTIFICATION OF INTENTION TO RUN LOGS, CORE OR TEST

A representative of Stone Energy shall have access to the derrick floor at all times and shall be furnished with all information concerning the drilling progress of the subject well. Stone requests a 24 hour notification for coring, testing, and logging.

Please contact one of the following:

Jim Fisher	(Log Analyst)	Keri Judice	(Geologist)	Mike Cox	(Expl. Manager)

Office:	337-237-0410	Office:	337-237-0410	Office:	337-237-0410
Direct Line:	337-521-2154	Direct Line:	337-521-2252	Direct Line:	337-521-2188
Home:	337-269-5126	Home:	None	Home:	337-981-7586
Cell:	337-349-3655	Cell:	337-519-1120	Cell:	337-349-9948

3)	COPIES OF THE FOLLOWING STATE REGULATORY FORMS AND REPORTS SHOULD BE SENT TO SHERI BIENVENUE AT THE ADDRESS NOTED ABOVE:

	a.	Drilling Permit with plat and API number

	b.	Completion Reports

	c.	Sundry Notices

	d.	Official Monthly Production Reports

Surge Prospect Participation Agreement	21

4)	COPIES OF THE FOLLOWING OR SIMILAR SERVICES, IF PERFORMED, SHOULD BE SENT AS DESIGNATED:

Daily	Field Print	Final Copy	Digital Copy

Survey Plats		1

Well Prognosis		1
Electrical / LWD Logs (1” & TVD)	4	4	1 (LAS & PDF of each Log)
(5” MD) Directional Data	4	4
Mud Logs	2	2	1 (LAS & PDF of each Log)
Core Analysis	2	2	1
Directional Survey	2	2	1
Drill Stem Test Charts & Results	2	2
Paleo Reports		2
Well Test Information & BHP’s	2	2
Wellbore seismic/velocity survey		2
Fluid Sample Analyses		2
PVT Report		2
Well Cuttings - 1 wet, 1 dry		1

Field, Final and LAS copies are to be Fed Ex or UPS Shipped:
Stone Energy Corporation
ATTN: JIM FISHER
625 E Kaliste Saloom Road
Lafayette, LA 70508

5)	NOTICE TO PLUG AND ABANDON

A 48 hour notification, exclusive of weekends and holidays, will be given by the Operator to Stone Energy prior to the commencement of plugging and abandonment procedures.

6)	E-MAIL ADDRESSES IF NEEDED:	*(1) Keri Judice – JudiceKJ@StoneEnergy.com
*(2) Mike Cornyn – CornynMR@StoneEnergy.com
*(3) Mike Cox – CoxWM@StoneEnergy.com
*(4) Jim Fisher – FisherJL@StoneEnergy.com

Surge Prospect Participation Agreement	22

Exhibit “D-1”
Attached to and made a part of that certain Participation Agreement effective
August 1, 2008 by and among LLOG Exploration Offshore, Inc.,
Mariner Energy, Inc., Ridgewood Energy Corporation and Stone Energy Corporation.

***

(FORM OF)
ASSIGNMENT OF RECORD TITLE INTEREST

UNITED STATES OF AMERICA	§
OUTER CONTINENTAL SHELF	§
OFFSHORE LOUISIANA	§

          For $1,000 Dollars and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the covenants and agreements of Assignee herein contained, and subject to the terms and conditions hereinafter set forth, Mariner Energy, Inc., a ______ corporation, whose address is 2000 W. Sam Houston Parkway South, Suite 2000, Houston, Texas 77042-3622 and LLOG Exploration Offshore, Inc., a Louisiana corporation, whose address is 433 Metairie Road, Suite 600, Metairie, Louisiana 70005 (collectively referred to as “Assignors”), hereby sell, transfer, assign, convey and deliver unto and Ridgewood Energy Corporation, a ________ corporation, whose address is 11700 Katy Freeway, Suite 280, Houston, Texas 77079 and Stone Energy Corporation, a ______ corporation, whose address is 625 East Kaliste Saloom Road, Lafayette, Louisiana 70505 (collectively referred to as “Assignees”), effective as of August 1, 2008, at 7:00 a.m., local time where the Lease is located the “Effective Time”), ____________ percent of eight-eighths (___% of 8/8ths) record title interest in and to the following oil and gas lease (the “Assigned Interest” ):

Serial Number OCS-G _________________: Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective ______________________, issued by the United States of America, as lessor, to _______________________, as lessee, covering all of Block ____, [REDACTED] OCS Official Protraction Diagram, NG 15-2, containing approximately 5,760.00 acres, more or less (the “Lease”)

TO HAVE AND TO HOLD the Assigned Interest unto Assignee, its successors and assigns forever.

          This Assignment of Record Title Interest is made free and clear of all burdens and encumbrances on the Lease, except for the lessor’s royalty and those existing burdens and encumbrances set forth in Exhibit “A” attached hereto and is delivered and accepted without any warranty of title, express or implied, except as to persons lawfully claiming by, through or under Assignors, but not otherwise, or other representations or warranties. Assignee shall have the rights of full substitution and subrogation in and to any and all rights and actions of warranty which Assignors have or may have against all preceding owners of the Assigned Interest.

          Assignee hereby accepts this Assignment of Record Title Interest subject thereto and hereby assumes and agrees to fully discharge, comply with and perform its proportionate share of all duties, liabilities, obligations, both express and implied, imposed on the lessee of the Lease and to comply with all applicable state, federal and local laws and the rules and regulations of all state and federal regulatory and administrative bodies having jurisdiction over the Lease premises or operations for and the production of oil and gas therefrom.

Surge Prospect Participation Agreement	23

          This Assignment of Record Title Interest is subject to that certain Participation Agreement dated effective August 1, 2008 by and between Assignors and Assignee and that certain Operating Agreement dated effective _________ 1, 2008 by and between Assignors and Assignee and [here insert name, if applicable].

          This Assignment of Record Title Interest is subject to the approval of the Minerals Management Service of the United States Department of the Interior and/or any other governmental department or agency having jurisdiction, which approval(s) Assignee shall earnestly seek to secure by promptly filing this Assignment of Record Title Interest with the appropriate offices of same.

          The provisions hereof shall bind and inure to the benefit of Assignee and Assignors and their respective affiliates, heirs, devisees, legal representatives, successors and assigns.

          EXECUTED this _______ day of _____ 2008, but effective as of the above-stated Effective Time.

ASSIGNORS:

WITNESSES:	Mariner Energy, Inc.

By:

Name:

Title:

WITNESSES:	LLOG Exploration Offshore, Inc.

By:

Name:

Title:

ASSIGNEES:

WITNESSESS:

By:

Name:

Title:

Surge Prospect Participation Agreement	24

STATE OF LOUISIANA	§
COUNTY OF ___________	§

On this ___ day of _____ 2008, before me appeared Kemberlia Ducote to me personally known, who, being by me duly sworn, did say that she is the Secretary of LLOG Exploration Offshore, Inc., a Louisiana corporation, and that the said instrument was signed on behalf of said corporation by authority of its Board of Directors and appearer herein acknowledged said instrument to be the free act and deed of said corporation.

          GIVEN under my hand and seal of office the day and year last above written.

NOTARY PUBLIC in and for the aforesaid
______________________County and State

State Notarial No. _____________
My Commission expires _______________

STATE OF TEXAS	§
COUNTY OF HARRIS	§

On this ___ day of _____ 2008, before me appeared ___________ to me personally known, who, being by me duly sworn, did say that he is the ________ of Mariner Energy, Inc., a _____________ corporation, and that the said instrument was signed on behalf of said corporation by authority of its Board of Directors and appearer herein acknowledged said instrument to be the free act and deed of said corporation.

          GIVEN under my hand and seal of office the day and year last above written.

NOTARY PUBLIC in and for the aforesaid
______________________County and State

State Notarial No. _____________
My Commission expires _______________

STATE OF TEXAS	§
COUNTY OF HARRIS	§

On this ___ day of _____ 2008, before me appeared ___________ to me personally known, who, being by me duly sworn, did say that he is the ________ of Ridgewood Energy Corporation], a _____________ corporation, and that the said instrument was signed on behalf of said corporation by authority of its Board of Directors and appearer herein acknowledged said instrument to be the free act and deed of said corporation.

          GIVEN under my hand and seal of office the day and year last above written.

NOTARY PUBLIC in and for the aforesaid
______________________County and State

State Notarial No. _____________
My Commission expires _______________

Surge Prospect Participation Agreement	25

Exhibit “D-2”
Attached to and made a part of that certain Participation Agreement effective
August 1, 2008 by and among LLOG Exploration Offshore, Inc.,
Mariner Energy, Inc., Ridgewood Energy Corporation and Stone Energy Corporation.

***Block #***]
OCS-G _____

(FORM OF)
ASSIGNMENT OF OPERATING RIGHTS INTEREST

UNITED STATES OF AMERICA	§
OUTER CONTINENTAL SHELF	§
OFFSHORE LOUISIANA	§

NEEDS TO BE INSERTED

Surge Prospect Participation Agreement	26

Exhibit “E”
Attached to and made a part of that certain Participation Agreement effective
August 1, 2008 by and among LLOG Exploration Offshore, Inc.,
Mariner Energy, Inc., Ridgewood Energy Corporation and Stone Energy Corporation.

EXISTING BURDENS ON THE CONTRACT AREA

[REDACTED]

	WI	NRI

RIDGEWOOD	0.25000000	0.20333333
STONE	0.10000000	0.08133333

MMS ROYALTY		0.16666667
MARINER & LLOG ORRI		0.02000000

[REDACTED] (Operating Rights only)

	WI	NRI

RIDGEWOOD	0.23750000	0.20306250
STONE	0.09500000	0.08122500

MMS ROYALTY		0.12500000
ANDROMEDA GENERATORS		0.02000000

Surge Prospect Participation Agreement	27